EXHIBIT 10(M)

                                 PROMISSORY NOTE

$269,483

March  1,  2003
San  Diego,  California

In consideration of the assignment of certain rights by Staff Prop Leasing pursuant to the Agreement and Assignment of Rights dated March 1,2003 (the "Assignment Agreement"), the undersigned Greenland Corporation, a Nevada corporation ("Payor"), having its executive office and principal place of business at 17075 Via del Campo, San Diego, California 92127, promises to pay to the order of Staff Pro Leasing, Inc or its assigns (collectively, "Holders"), the aggregate principal sum of Two Hundred Sixty Nine Thousand Four Hundred Eighty Three Dollars ($269,483) (the "Principal Sum"), pursuant to the terms set forth in this promissory note ("Note") and the terms of the Assignment Agreement.

1.     Payments.  Except  for  the Initial Stock Payment (see below) Payments of
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the  Principal  Sum  under this Note shall be made in lawful money of the United
States in immediately available funds, at the addresses set forth on Exhibit A attached hereto, or at such other place as Holders may from time to time agree by notice in writing to Payor. Payor shall have the right to make partial or full prepayments before they are due without penalty or premium.

     2.     Payment  of Principal Sum.  The Principal Sum  under this Note shall
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be  due  and  payable  as  follows:

     2.1     Initial  Cash  Payments.  Greenland  shall  pay  SPL  the  sum  of
Twenty-Two Thousand Four Hundred Fifty Seven Dollars and Fifty Cents ($22,457.50) not later than March 18, 2003 (the "First Payment") and an additional Twenty-Two Thousand Four Hundred Fifty Seven Dollars and Fifty Cents ($22,457.50) within 30days of the First Payment (the "Second Payment")(TOTAL AMOUNT $44,915.00).

2.2 Initial Stock Payment. Greenland shall cause to be issued by it's parent company Imaging Technologies Corporation ("ITEC"), one million restricted shares of common stock of ITEC. Said shares shall be issued and delivered to SPL or its assignee as soon as practicable from the Effective Date of the Assignment Agreement and the Parties agree that said shares will have a "value" for purposes of this Agreement of Ten Thousand Dollars ($10,000)(THE "STOCK VALUE") and the Stock Value shall be credited against the Principal Sum.

2.3 Monthly Payments. Greenland shall make monthly payments in the amount of Eight Thousand Nine Hundred Forty Dollars and Thirty Seven Cents ($8,940.37) per month commencing 30 days after the Second Payment and continuing for twenty-four months (TOTAL AMOUNT $214, 568).

     2.4 Adjustment to Purchase Price. The Purchase Price is based on representation and warranty by SPL (See Assignment Agreement) that Existing Clients revenue base is Eleven Million Sixty Five Thousand Eight Hundred Thirty Two Dollars ($11,065,832.00)(the "Revenue Base"). If prior to or during twenty-four month monthly payout period, there is a reduction in the Revenue Base, the Purchase Price shall be reduced proportionately to said reduction in the Revenue Base as set forth on the schedule attached to the Assignment Agreement (a copy attached hereto)(the "Adjustment"). Provided, however, for a period of 90 days commencing on the Effective Date of the Assignment Agreement , SPL will work with Greenland to obtain new client contracts of a 12 month or greater duration for each of the Existing Clients. If, during the 90 day period, an Existing Client signs a new contract for a minimum of 12 month duration on terms and conditions reasonably acceptable to Greenland, and that client's revenues decrease during the twenty-four month monthly payout period, than that client's decreased revenues shall not be part of any calculation in determining a reduction of Principal Sum as per the Adjustment.

3.     Default.  Provided  that  SPL  is  in  compliance  with  the  terms  and
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conditions  of  the  Assignment Agreement, the occurrence of the following event
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shall  constitute  an  Event  of  Default  of  Payor:

     (a) Payor's failure to pay any payment of Principal Sum when due under this Note and the failure of Payor to cure such breach within thirty (30) days after receiving notice thereof from Holder;

(b) Upon the occurrence of any Event of Default, Holder may, by written notice to Payor, declare all or any portion of the unpaid Principal Sum then outstanding, immediately due and payable and proceed with legal action to collect the total outstanding balance of the Principal Sum.

4.     Collection  Costs.  Payor  shall  pay  all costs and expenses incurred by
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Holders  in  attempting  or effecting collection hereunder, including reasonable attorneys'  fees  and  costs,  whether  or  not  suit  is  instituted.

5.     Transferability.  This  Note  shall  be freely transferable by any Holder
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provided  such  transfer  is  in  compliance  with  applicable federal and state securities laws and the transferee agrees to the imposition of any legend required by such laws and provides appropriate investment representations to Payor.

6.     Conformity  with  Law.  It  is  the  intention of Payor and of Holders to
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conform  strictly  to  applicable  usury  and  similar  laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to Payor or credited on the principal amount of this Note.

7.     Legal  Representation.  Thomas  J.  Beener  represents  Payor  only  in
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connection  with  this Note and any transactions referenced herein, and does not
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represent  any  other  party.

8.     Miscellaneous.
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     (a)     Time  of the Essence.  Time is of the essence of this Note and each
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provision  herein.

     (b)     Remedies.  No  delay  or  omission on the part of any Holder in the
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exercise  of  any right or remedy, whether before or after any Event of Default, shall operate as a waiver thereof or impair such Holder's or any other Holder's right to fully and strictly enforce such right or remedy and every other provision of this Note.

     (c)     Waivers.  Payor  hereby  waives  presentment,  demand,  notice  of
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nonpayment, notice of intent to accelerate, notice of acceleration, diligence in collection and all other notices and acts to which it might otherwise be entitled under applicable law.

     (d)     Binding Obligations.  This Note shall be binding upon Payor and its
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successors  and  assigns,  and  shall  inure to the benefit of Holders and their respective  successors,  assigns,  heirs,  executors  and  administrators.

(e)     Governing  Law  Venue.  This  Note  shall  be  governed by and construed
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according to the laws of the State of California, without regard to the conflict of  law  provisions  thereof  and  the  proper  venue shall be San Diego County.

(f)     Amendments; Modifications; Etc.  None of the terms or provisions of this
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Note may be waived, altered, modified or amended except with the consent thereto in  writing  duly  signed  by  Payor  and  all  of  the  Holders.

     (g)     Invalidity.  If  any  provision  of any word, term, clause or other
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part  of  any  provision  of this Note shall be invalid for any reason, the same shall be ineffective but the remainder of this Note and the provisions hereof shall not be affected and shall remain in full force and effect.

(h)     Notices.  Any  notices  to  be  given under and pursuant to the terms of
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this  Note  shall  be  in  writing  and shall be made by personal delivery, by a nationally recognized overnight carrier, or by registered or certified mail, postage prepaid, return receipt requested, and such notice shall be deemed given upon receipt if delivered personally or by an overnight carrier, or forty-eight
(48)  hours  after  deposit  in  the  United  States  mail.

Any  notice  to  Payor  shall  be  addressed  to:

Thomas  J.  Beener,  CEO
Greenland  Corporation
17075  Via  Del  Campo
San  Diego,  CA  92127

Any notice to any Holder shall be addressed as set forth under such Holder's name on Exhibit A hereto.

     IN WITNESS WHEREOF, Payor has executed this Note as of the 1st day of March 2003.


"PAYOR"

GREENLAND  CORPORATION

By:  _________________________
        Thomas  J.  Beeenr
       Chief  Executive  Officer


                          ____________________________

                                    EXHIBIT A
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         Names and Addresses of Holders                    Contribution
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